EXHIBIT A

                                   WHG FUNDS
                            SHAREHOLDER SERVICE FEES


WHG FUNDS                      CLASS OF SHARES          SHAREHOLDER SERVICES FEE
---------                      ---------------          ------------------------
WHG SMidCap Fund                Institutional                    0.20%
WHG SmallCap Fund               Institutional                    0.20%
WHG SMidCap Plus Fund           Institutional                    0.20%